SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICANA PUBLISHING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  84-1453702
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    303 San Mateo NE, Suite 104A
           Albuquerque, NM                                87108
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (Zip Code)

                           2004 Consultant Stock Plan
                 ------------------------------------------------------
                                (Full title of the plan)

                                  Forrest Carlton, Esq.
                              303 San Mateo NE, Suite 104A
                                 Albuquerque, NM 87108
                                     (888) 883-8203

                                                    CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered(1)           share(2)              price(2)         registration fee
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 50,000,000             $0.016               $800,000              $101.36
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate  number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated  pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on May 5, 2004, as reported on the OTC Electronic Bulletin Board.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents are hereby incorporated by reference into this registration statement:

                  (a)      The Annual Report for the fiscal year ended December 31, 2003, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on March 30, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b)      The Current Report dated February 26, 2004 and filed on Form 8-K on February 26, 2004.

                  (c)      The Current Report dated April 20, 2004 and filed on Form 8-K on April 21, 2004.

                  (d)      The description of the registrant's common stock, which is included in the registration statement on Form
SB-2/A, file no. 333-92422, filed with the Commission on March 18, 2003 as amended.

                  (e)      In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder.  From time-to-time, Erick Richardson, a partner in the law firm of Richardson & Patel LLP, as well as other attorneys employed by
Richardson & Patel LLP, own shares of the Registrant's Common Stock with a collective value exceeding $50,000, and may be eligible to receive shares of the Registrant's Common Stock pursuant to this Form S-8 Registration Statement.

Item 6.           Indemnification of Directors and Officers.

 The Colorado Business Corporation Act provides in pertinent part as follows:

            7-108-402. Limitation of certain liabilities of directors and officers.

            (1) If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

            (2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2)
shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the  corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

            7-109-102. Authority to indemnify directors.

            (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                  (a) The person conducted himself or herself in good faith; and

                  (b) The person reasonably believed:

                           (i) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                                    (ii) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                  (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

            (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (ii) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

            (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

            (4) A corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

            (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

            7-109-103. Mandatory indemnification of directors.

            Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

            7-109-104. Advance of expenses to directors.

            (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

                  (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

            (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

            (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section
7-109-106.

            7-109-105. Court-ordered indemnification of directors.

            (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                           (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances  described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

            7-109-106. Determination and authorization of indemnification of directors.

            (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1)
(b) are received and the determination required by section 7-109-104 (1) (c) has been made.

            (2) The determinations required by subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                            (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

            (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b) By the shareholders.

            (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

            "7-109-107. Indemnification of officers, employees, fiduciaries, and agents.

            (1) Unless otherwise provided in the articles of incorporation:

                           (a) An officer is entitled to mandatory indemnification under section
7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                  (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                  (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract."

         Paragraphs 41 through 47, inclusive, of the Registrant's Bylaws provide as follows:

            "41. Third party actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not  opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            42. Derivative actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            43. Extent of indemnifications. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            44. Determination. Any indemnification under these Bylaws or Articles of Incorporation (unless ordered by a court) shall be make by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in these Bylaws.
Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suitor proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

            45. Payment in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the
Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

            46. Insurance. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

            47. Other Coverage. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, the Colorado Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

            Paragraph 7 of the Registrant's Articles of Incorporation provide as follows:

            "7. Indemnification. The Corporation shall indemnify any and all persons who may serve or who have served any time as directors or officers and their respective heirs, administrators, successors and assigns, against any and all expenses, including any amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement or any claim, action, suit or proceedings in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or an officer of the Corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceedings to be liable for his fraud, gross negligence or gross misconduct involving the
Corporation in the performance of his duties. This paragraph shall be in addition to and shall in no way limit the power of the
Corporation to indemnify any person by reason of the fact that he is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officers, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(a)  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he was a director, officer, employee, fiduciary or agent of the corporation
or is or was serving at the request of the      corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in the best interests of the corporation and, with respect to
any criminal action or     proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(b)  The corporation may indemnify any person who was or is a party or is  threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation;
but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been     adjudged to be
liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c)  To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

(d)  Any indemnification under (a) or (b) of this Article VII (unless ordered by  a court) and as distinguished from (c) of this
Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) or (b) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs.

(e)  Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon
receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such      amount, unless it shall
ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f)  The board of directors may exercise the corporation's power to purchase and      maintain insurance on behalf of any person who
is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g)  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

5.       Opinion of Richardson & Patel LLP
23.1     Consent of Philip H. Salchli, CPA
23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)
                  99.1     2004 Consultant Stock Plan

Item 9.           Undertakings.

                  (a)      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, New Mexico on this 6th day of May, 2004.

                                            AMERICANA PUBLISHING, INC.
                                            A Colorado Corporation

                                            /s/
                                            By:  George Lavato, Jr.
                                            Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated:  May 6, 2004                         /s/
                                            George Lavato, Jr., Chairman

Dated:  May 6, 2004                         /s/
                                            Don White, Director

Dated:  May 6, 2004                         /s/
                                            Dr. David Poling, Director

Dated:  May 6, 2004                         /s/
                                            Jay Simon, Director

Dated:  May 6, 2004                         /s/
                                            Jerome Ruther, Director

                                                           INDEX TO EXHIBITS

Exhibit Number    Description

5.                         Opinion regarding legality
23.1                       Consent of Philip H. Salchli, CPA
23.2                       Consent of Richardson & Patel LLP (included in Exhibit 5)
99.1                       2004 Consultant Stock Plan

                                                                                                                             Exhibit 5.
                                                        RICHARDSON & PATEL LLP
                                                       10900 Wilshire Boulevard
                                                               Suite 500
                                                     Los Angeles, California 90024
                                                       Telephone (310) 208-1182
                                                       Facsimile (310) 208-1154

                                                              May 6, 2004

Board of Directors
Americana Publishing, Inc.
303 San Mateo Road, NE, Suite 104A
Albuquerque, New Mexico 87108

         Re:      2004 Consultant Stock Plan (the "Plan")

Gentlemen:

            We have acted as counsel to Americana Publishing, Inc., a Colorado corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration
Statement on Form S-8 relating to 50,000,000 shares of the Company's common stock, $0.001 par value (the "Shares").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the
Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the
Plan, will be legally issued, fully paid, and non-assessable.  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and
Counsel" in the registration statement.

/s/  RICHARDSON & PATEL LLP

                                                                                                                           Exhibit 23.1

                                                    CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use of our report dated March 22, 2004 with respect to the financial statements included in the filing of the Registration Statement (Form S-8) of Americana Publishing, Inc. for the fiscal years ended December 31, 2003 and 2002.

/s/
Consent of Philip H. Salchli, CPA
Houston, Texas
May 6, 2004

Exhibit 99.1

                                                      AMERICANA PUBLISHING, INC.

                                                      2004 CONSULTANT STOCK PLAN

                                                            PURPOSE OF PLAN

         WHEREAS,  the purpose of this 2004  Consultant  Stock Plan is to advance the  interests  of the Company by helping the Company obtain and retain the services of persons providing  consulting services upon whose judgment,  initiative,  efforts and/or services the
Company is  substantially  dependent,  by offering to or providing those persons with incentives or inducements  affording such persons an opportunity to become owners of capital stock of the Company.

                                            TERMS AND CONDITIONS OF PLAN

         1.       DEFINITIONS.

                  Set forth below are  definitions of capitalized  terms that are generally used throughout this Plan, or references to provisions  containing  such  definitions  (capitalized  terms whose use is limited to specific  provisions  are not referenced in this
Section):

                  (a)      Affiliate  - The term  "Affiliate"  is defined as any person  controlling  the  Company,  controlled  by the
Company, or under common control with the Company.

                  (b)      Award - The term "Award" is collectively and severally defined as any Award Shares granted under this Plan.

                  (c)      Award Shares - The term "Award  Shares" is defined as shares of Common Stock  granted by the Plan  Committee in accordance with Section 6 of this Plan.

                  (d)      Board - The term  "Board"  is  defined  as the  Board  of  Directors  of the  Company,  as such  body may be reconstituted from time to time.

                  (e)      Common Stock - The term "Common Stock" is defined as the Company's common stock, $0.001 par value.

                  (f)      Company - The term "Company" is defined as Americana Publishing, Inc., a Colorado corporation.

                  (g)      Disposed - The term  "Disposed"  (or the  equivalent  terms  "Disposition"  or  "Dispose") is defined as any transfer or  alienation of an Award which would  directly or  indirectly  change the legal or  beneficial  ownership  thereof,  whether voluntary or by operation of law, or with or without the payment or provision of  consideration,  including,  by way of example and not limitation:  (i) the sale,  assignment,  bequest or gift of the Award; (ii) any transaction that creates or grants a right to obtain an interest in the Award;  (iii) any  transaction  that creates a form of joint  ownership in the Award  between the  Recipient and one or more other  Persons;  (iv) any  Disposition of the Award to a creditor of the Recipient,  including the  hypothecation,  encumbrance or pledge of the Award or any interest  therein,  or the attachment or imposition of a lien by a creditor of the Recipient of the Award or any interest  therein which is not released within thirty (30) days after the imposition  thereof;  (v) any distribution by a Recipient which is an  entity  to its  stockholders,  partners,  co-venturers  or  members,  as the case may be,  or (vi) any  distribution  by a
Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

                  (h)      Eligible Person - The term "Eligible  Person" means any Person who, at a particular time, is a consultant to the Company or an Affiliate who provides bona fide consulting  services to the Company or the Affiliate,  provided,  however,  no Award hereunder  may be granted to any  Person in  connection  with the  provision  of any  services  incident  to the  raising of capital or promotion or maintenance of a market for the Company's securities.

                  (i)      Fair Market Value - The term "Fair Market Value" means the fair market value as of the applicable  valuation date of the Award Shares,  or other shares of Common Stock,  as the case may be (the "Subject  Shares"),  to be valued as determined by the Plan  Committee in its good faith  judgment,  but in no event shall the Fair Market Value be less than the par value of the Subject
Shares.

                  (j)      Issued Shares - The term "Issued  Shares" is defined as shares of Common Stock issued  pursuant to the terms of this Plan.

                  (k)      Person - The term "Person" is defined,  in its broadest sense,  as any individual,  entity or fiduciary such as,  by way of  example  and  not  limitation,  individual  or  natural  persons,  corporations,  partnerships  (limited  or  general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

                  (l)      Plan - The term "Plan" is defined as this 2004 Consultant Stock Plan.

                  (m)      Plan  Committee  - The term  "Plan  Committee"  is  defined  as that  Committee  appointed  by the  Board to administer and interpret  this Plan as more  particularly  described in Section 3 of the Plan;  provided,  however,  that the term Plan
Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

                  (o)      Restricted  Shares  - The term  "Restricted  Shares"  is  defined  as  Award  Shares  that  are  subject  to restrictions as more particularly set forth in Section 6 of this Plan.

                  (p)      Recipient - The term "Recipient" is defined as any Eligible Person who, at a particular  time,  receives the grant of an Award.

                  (q)      Securities Act - The term "Securities Act" is defined as the Securities Act of 1933, as amended  (references herein to Sections  of the  Securities  Act are  intended  to refer to  Sections  of the  Securities  Act as enacted at the time of the adoption  of this  Plan by the  Board  and as  subsequently  amended,  or to any  substantially  similar  successor  provisions  of the
Securities Act resulting from recodification, renumbering or otherwise).

         2.       TERM OF PLAN.

                  This Plan shall be  effective  as of such time and date as this Plan is  adopted  by the  Board,  and this Plan shall terminate  on the first  business  day prior to the ten (10) year  anniversary  of the date this  Plan  became  effective.  All  Awards granted  pursuant to this Plan prior to the effective  date of this Plan shall not be affected by the  termination of this Plan and all other  provisions of this Plan shall remain in effect until the terms of all  outstanding  Awards have been  satisfied or terminated in accordance with this Plan and the terms of such Awards.

         3.       PLAN ADMINISTRATION.

                  (a)      Plan Committee.

                           (i)      The Plan  shall be  administered  and  interpreted  by a  committee  consisting  of two (2) or more members of the Board;  provided,  however, no member of the Board who may serve as a member of the Plan Committee if such person serves or served as a member of the plan  committee  with  respect to any plan (other than this Plan) of the Company or its  Affiliates  which plan was or is  established  to comply with the  provisions  of Rule  16b-3(c)(2)(i)  to the  Securities  and Exchange Act of 1934,  as
amended (i.e.,  pertaining to the establishment of so-called  "Section 16b-3 Plans"),  and, by reason of such person's proposed service as a member of the Plan Committee,  such person would not be considered a  "disinterested"  person within the meaning of said Rule with respect to such other plan.

                           (ii)     Members of the Plan  Committee  may resign at any time by delivering  written  notice to the Board.
Vacancies in the Plan  Committee  shall be filled by the Board.  The Plan  Committee  shall act by a majority of its members in office.
The Plan  Committee  may act either by vote at a meeting or by a memorandum  or other  written  instrument  signed by a majority of the
Plan Committee.

                           (iii)    If the  Board,  in its  discretion,  does not  appoint  a Plan  Committee,  the Board  itself  will administer  and  interpret the Plan and take such other actions as the Plan  Committee is authorized to take  hereunder;  provided that the  Board  may take  such  actions  hereunder  in the same  manner as the Board  may take  other  actions  under  the  Certificate  of
Incorporation and bylaws of the Company generally.

                  (b)      Eligibility of Plan Committee Members to Receive Awards.  While serving on the Plan Committee,  such members shall not be eligible for selection as Eligible Persons to whom an Award may be granted under the Plan.

                  (c)      Power to Make Awards.  The Plan Committee  shall have the full and final  authority in its sole  discretion, at any time and from  time-to-time,  subject  only to the  express  terms,  conditions  and  other  provisions  of the  Certificate  of
Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

                           (i)      Designate  the  Eligible  Persons or classes of Eligible  Persons  eligible to receive  Awards from among the Eligible Persons;

                           (ii)     Grant  Awards to such  selected  Eligible  Persons or classes of Eligible  Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

                           (iii)    Impose such  limitations,  restrictions  and conditions  upon any Award as the Plan Committee shall deem appropriate and necessary;

                           (iv)     Interpret the Plan, adopt,  amend and rescind rules and regulations  relating to the Plan, and make all other  determinations  and take all other action necessary or advisable for the  implementation  and administration of the
         Plan; and

                           (v)      Delegate all or a portion of its  authority  under  subsections  (i) through (iii) of this Section
         3(c) to one or more  directors of the Company who are  executive  officers of the Company,  subject to such  restrictions  and limitations  (such as the aggregate  number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

                  In  determining  the  recipient,  form and amount of Awards,  the Plan  Committee  shall  consider any factors deemed relevant,  including  the  individual's  functions,  responsibilities,  value  of  services  to the  Company  and  past  and  potential contributions to the Company's profitability and sound growth.

                  (d)      Interpretation  Of Plan.  The Plan  Committee  shall,  in its sole and absolute  discretion,  interpret  and determine  the effect of all  matters  and  questions  relating  to this  Plan.  The  interpretations  and  determinations  of the Plan
Committee under the Plan (including without limitation  determinations  pertaining to the eligibility of Persons to receive Awards, the form,  amount and timing of Awards,  the methods of payment for Awards,  the  restrictions and conditions  placed upon Awards,  and the other terms and provisions of Awards and the  certificates  or agreements  evidencing  same) need not be uniform and may be made by the
Plan Committee  selectively among Persons who receive,  or are eligible to receive,  Awards under the Plan, whether or not such Persons are similarly  situated.  All actions taken and all  interpretations  and determinations made under this Plan in good faith by the Plan
Committee  shall be final and  binding  upon the  Recipient,  the  Company,  and all other  interested  Persons.  No member of the Plan
Committee  shall be  personally  liable for any action taken or decision made in good faith  relating to this Plan,  and all members of the Plan Committee  shall be fully protected and  indemnified to the fullest extent  permitted  under  applicable law by the Company in respect to any such action, determination, or interpretation.

                  (e)      Compensation;  Advisors.  Members of the Plan Committee shall receive such  compensation  for their services as members as may be  determined by the Board.  All expenses and  liabilities  incurred by members of the Plan  Committee in connection with the  administration  of the Plan shall be borne by the Company.  The Plan  Committee  may, with the approval of the Board,  employ attorneys,  consultants,  accountants,  appraisers,  brokers,  or other Persons,  at the cost of the Company.  The Plan Committee,  the
Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

         4.       STOCK POOL.

                  (a)      Maximum  Number of Shares  Authorized  Under Plan.  Shares of stock which may be issued or granted under the
Plan shall be authorized  and unissued or treasury  shares of Common  Stock.  The  aggregate  maximum  number of shares of Common Stock which may be issued as a grant of Award  Shares  shall not exceed  50,000,000  shares of Common  Stock (the  "Stock  Pool");  provided, however, that such number shall be increased by the following:

                           (i)      Any shares of Common Stock tendered by a Recipient as payment for Award Shares;

                           (ii)     Any rights to shares of Common Stock surrendered by a Recipient as payment for Award Shares; and

                           (iii)    Any  Restricted  Shares which are granted as Award Shares,  and are  subsequently  forfeited by the holders thereof.

                  (b)      Calculating  Shares  Available  For Awards.  For  purposes of  calculating  the maximum  number of shares of
Common  Stock in the Stock Pool which may be issued  under the Plan,  when Award  Shares are granted and the Plan  Committee  elects to require  payment with respect to such grant,  and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

                  (c)      Date of Award.  The date an Award is granted shall mean the date selected by the Plan  Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

         5.       AWARD SHARES.

                  (a)      Grant.  The Plan  Committee may from time to time,  and subject to the provisions of the Plan and such other terms and  conditions as the Plan  Committee  may  prescribe,  grant to any Eligible  Person one or more shares of Common Stock ("Award
Shares")  allotted by the Plan  Committee.  The grant of Award Shares or grant of the right to receive  Award Shares shall be evidenced by either a written  consulting  agreement  or a separate  written  agreement  confirming  such grant,  executed by the Company and the
Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

                  (b)      Purchase Price and Manner of Payment.  The Plan Committee,  in its sole  discretion,  may grant Award Shares in any of the following instances:

                           (i)      as a "bonus" or "reward"  for  services  previously  rendered  and  compensated,  in which case the recipient of the Award  Shares shall not be required to pay any  consideration  for such Award  Shares,  and the value of such
         Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

                           (ii)     as "compensation"  for the previous  performance or future performance of services or attainment of goals,  in which case the recipient of the Award Shares shall not be required to pay any  consideration  for such Award Shares
         (other than the  performance of his services),  and the value of such Award Shares  received  (together with the value of such services or  attainment  of goals  attained by the  Recipient),  may not be less than  eighty-five  percent  (85%) of the Fair
         Market Value of such Award Shares on the date of grant; or

                           (iii)    in  consideration  for the  payment  of a  purchase  price  for  such  Award  Shares  in an  amount established by the Plan  Committee,  which purchase  price may not be less than  eighty-five  percent (85%) of the Fair Market
         Value of such Award Shares as of the date of grant of such purchase right.

         6.       RESTRICTED SHARES.

                  (a)      Vesting  Conditions;  Forfeiture of Unvested  Shares.  The Plan Committee may subject or condition the grant of Issued  Shares  (hereinafter  referred to as  "Restricted  Shares") to such vesting  conditions  based upon  continued  provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee,  in its sole discretion,  may deem appropriate.  In the event the Recipient does not satisfy such vesting  conditions,  the Company may require the Recipient,  subject to the payment  terms of Section  6(b),  to forfeit  such  unvested  Restricted  Shares.  All vesting  conditions  imposed on the grant of
Restricted  Shares,  including payment terms complying with Section 6(b), shall be set forth in either a written  consulting  agreement or a separate  written  restricted  stock  agreement,  executed by the Company and the  Recipient on or before the time of the grant of such  Restricted  Shares,  stating the number of said Restricted  Shares subject to such conditions and further  specifying the vesting conditions.  If no vesting conditions are expressly provided in the underlying  consulting  agreement or in a separate restricted stock agreement,  the Issued  Shares shall not be deemed to be  Restricted  Shares,  and will not be required to be  forfeited.  Any grant of
Restricted Shares shall be subject to the following limitations:

                           (i)      In no case shall such vesting conditions  require continued  provision of services or attainment of goals,  as the case may be,  subsequent to the grant of Restricted  Shares,  for a period of time which exceeds five (5) years from the date of grant, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year;

                           (ii)     In no case shall the Recipient be required to forfeit any vested Restricted Shares; and

                           (iii)    In the event of the  forfeiture  of any unvested  Restricted  Shares,  the Company shall pay to the
         Recipient  with respect to all of such unvested  Restricted  Shares an amount equal to the original  purchase  price,  if any, paid by the Recipient for such unvested Restricted Shares.

                  (b)      Repurchase  Price for Forfeited  Restricted  Shares.  In the event a Recipient  does not satisfy  applicable vesting  conditions  placed upon  Restricted  Shares,  and the Company  exercises  its right to require the  Recipient  to forfeit such unvested Restricted Shares, the Company shall be required to pay the Recipient an amount not less than:

                           (i)      The higher of the original  purchase price for such forfeited  Restricted Shares or the Fair Market
         Value of such forfeited Restricted Shares on the date of the event triggering such repurchase rights; or

                           (ii)     The original purchase price for such vested Restricted Shares;  provided,  however,  that the right to  repurchase  in favor of the Company must lapse at the rate of at least twenty  percent  (20%) per year over five (5) years from the date of grant of the Restricted Shares.

                  The payments to be made by the Company to a Recipient for forfeited  Restricted  Shares  pursuant to Subsection  (ii)
may only be in the form of cash or cancellation of purchase money  indebtedness  with respect to the purchase of said Restricted Shares by the Recipient, if any, and must be paid no later than ninety (90) days of the date of termination.

                  (c)      Restrictive  Legend.  Until such time as all  conditions  placed  upon  Restricted  Shares  lapse,  the Plan
Committee  may  place a  restrictive  legend on the  share  certificate  representing  such  Restricted  Shares  which  evidences  said restrictions  in such form and subject to such stop  instructions as the Plan Committee shall deem  appropriate.  The conditions  shall similarly  apply to any new,  additional or different  securities  the  Recipient  may become  entitled to receive with respect to such
Restricted  Shares by virtue of a stock split or stock  dividend  or any other  change in the  corporate  or capital  structure  of the
Company.  The Plan  Committee  shall  also have the right,  should it elect to do so, to require  the  Recipient  to deposit  the share certificate for the Restricted  Shares with the Company or its agent,  endorsed in blank or accompanied by a duly executed  irrevocable stock power or other  instrument  of  transfer,  until such time as the  conditions  lapse.  The Company  shall  remove the legend with respect to any Restricted Shares which become vested.

                  (d)      Stockholder  Rights.  The  Recipient  of  Restricted  Shares  shall  have  all  rights  or  privileges  of a stockholder of the Company with respect to the  Restricted  Shares  notwithstanding  the terms of this Section 6 (with the exception of
Subsection  (e) hereof) and, as such,  shall be fully  entitled to receive  dividends  (if any are  declared and paid),  to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

                  (e)      Non-Assignability.  Except as expressly provided in the underlying  consulting agreement or restricted stock agreement,  unvested  Restricted  Shares may not be Disposed by the Recipient  without the prior written consent of the Company,  which consent the Company may withhold in its sole and absolute discretion,  and such purported  Disposition shall be null and void ab initio and of no force and effect.

         7.       REGISTRATION OF ISSUED SHARES.

                  (a)      Registration  or Exemption from  Registration.  Unless  expressly  stipulated in the  underlying  consulting agreement  or separate  agreement,  in no event shall the Company be  required  at any time to  register  the Issued  Shares  under the
Securities Act (including,  without limitation,  as part of any primary or secondary offering,  or pursuant to Form S-8) or to register or qualify the Issued Shares under the securities laws of any state or territory.

                  In the event the Company is not required to register or qualify the Issued Shares,  the Issued Shares shall be issued in reliance upon such exemptions from  registration or qualification  under federal and state securities laws, as the case may be, that the Company and its legal counsel, in their reasonable discretion, shall determine to be appropriate.

                  If requested by the Company, the Recipient shall provide such further  representations or documents as the Company or its legal counsel,  in their reasonable  discretion,  deem necessary or advisable in order to effect  compliance with the conditions of any and all of the aforesaid  exemptions  from federal or state  registration  or  qualification  which it is relying upon, or with all applicable  rules and regulations of any applicable  securities  exchanges.  If required by the Company,  the Recipient shall provide a letter from a  purchaser  representative  with  credentials  reasonably  acceptable  to the  Company to the effect that such  purchaser representative  has reviewed the  Recipient's  proposed  investment in the Issued Shares and has  determined  that an investment in the
Issued Shares: (A) is appropriate in light of the Recipient's financial  circumstances,  (B) that the purchaser  representative and, if applicable,  the Recipient,  have such knowledge and experience in financial and business  matters that the such persons are capable of evaluating the merits and risks of an investment in the Issued Shares,  and (C) that the purchaser  representative  and, if applicable, the  Recipient,  have such business or financial  experience to be reasonably  assumed to have the capacity to protect the  Recipient's interests in connection with the purchase of the Issued Shares.

                  In the event the Company is unable to obtain,  without undue burden or expense,  such consents or approvals  that may be required  from any  applicable  regulatory  authority (or may be deemed  reasonably  necessary or advisable by legal counsel for the
Company)  with  respect to the  applicable  exemptions  from  federal  or state  registration  or  qualification  which the  Company is reasonably  relying upon, the Company shall have no obligation  under this Agreement to issue or sell the Issued Shares until such time as such  consents or approvals  may be reasonably  obtained  without undue burden or expense,  and the Company shall be relieved of all liability with respect to its inability to issue or sell the Issued Shares.

                  (b)      Legend.  In the event the Company delivers  unregistered  shares,  the Company reserves the right to place a restricted  legend on the share  certificate or certificates  to comply with the Securities Act and any state and territory  securities laws or any exemption from registration or qualification thereunder which is being relied upon by the Company.

         8.       ADJUSTMENTS.

                  (a)      Subdivision  or Stock  Dividend.  If (i)  outstanding  shares of Common  Stock  shall be  subdivided  into a greater number of shares by reason of  recapitalization  or  reclassification,  the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall,  simultaneously  with the  effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately  increased, and (ii) conversely,  if the outstanding shares of Common Stock shall be combined into a smaller  number of  shares,  the  number  of  shares of Common  Stock,  if any,  available  for  issuance  in the Stock  Pool  shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (b)      Adjustments  Determined in Sole Discretion of Board. To the extent that the foregoing  adjustments relate to stock or securities of the Company,  such adjustments  shall be made by the Plan Committee,  whose  determination in that respect shall be final, binding and conclusive.

                  (c)      No Other Rights to Recipient.  Except as expressly  provided in this Section 8, (i) the Recipient shall have no rights by reason of any  subdivision  or  consolidation  of shares of stock of any class or the payment of any stock dividend or any other  increase  or  decrease  in the  number  of  shares  of  stock of any  class,  and (ii)  the  dissolution,  liquidation,  merger, consolidation or divisive  reorganization or sale of assets or stock to another  corporation,  or any issue by the Company of shares of stock of any class,  or  securities  convertible  into shares of stock of any class,  shall not  affect,  and no  adjustment  by reason thereof  shall be made with respect to, the number of shares.  The grant of an Award  pursuant to this Plan shall not affect in any way the right or power of the  Company to make  adjustments,  reclassifications,  reorganizations  or changes  of its  capital or  business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         9.       PERFORMANCE ON BUSINESS DAY.

                  In the event the date on which a party to this Plan is  required  to take any action  under the terms of this Plan is not a business day, the action shall,  unless otherwise  provided  herein,  be deemed to be required to be taken on the next succeeding business day.

         10.      EMPLOYMENT STATUS.

                  In no event shall the granting of an Award be construed as granting a continued  right of  employment  to a Recipient if such Person is employed  by the  Company,  nor effect any right which the  Company  may have to  terminate  the  employment  of such
Person, at any time, with or without cause, except to the extent that such Person and the Company have agreed otherwise in writing.

         11.      NON-LIABILITY FOR DEBTS.

                  No unvested Restricted Shares granted hereunder,  or any part thereof, shall be liable for the debts,  contracts,  or engagements of a Recipient or such Recipient's  successors in interest or shall be subject to disposition by transfer,  alienation,  or any other means  whether such  disposition  be  voluntary  or  involuntary  or by  operation  of law, by  judgment,  levy,  attachment, garnishment,  or any other legal or equitable proceeding  (including  bankruptcy),  and any attempted disposition thereof shall be null and void ab initio and of no further force and effect.

         12.      AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.

                  (a)      Amendment,  Modification  or Termination of Plan. The Board may amend the Plan or suspend or discontinue the
Plan at any time or from  time-to-time;  provided,  however no such action may adversely alter or impair any Award  previously  granted under this Plan without the consent of each Recipient affected thereby.

                  (b)      Modification  of Restricted  Share Vesting  Conditions.  Subject to the terms and  conditions and within the limitations of this Plan,  including  vesting  conditions,  the Plan  Committee may modify the conditions  placed upon the grant of any
Restricted Shares,  provided,  however, no modification of any conditions placed upon Restricted Shares may, without the consent of the
Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

                  (c)      Compliance with Laws. The Plan Committee may at any time or from  time-to-time,  without  receiving  further consideration  from any Person who may become entitled to receive or who has received the grant of an Award hereunder,  modify or amend
Awards  granted  under this Plan as required  to: (i) comply with changes in  securities,  tax or other laws or rules,  regulations  or regulatory  interpretations  thereof  applicable  to this  Plan or  Awards  thereunder  or to  comply  with  stock  exchange  rules  or requirements  and/or (ii)  ensure that this Plan is and remains or shall  become  exempt  from the  application  of any  participation, vesting, benefit accrual, funding, fiduciary, reporting,  disclosure,  administration or enforcement requirement of either the Employee
Retirement Income Security Act of 1974, as amended  ("ERISA"),  or the  corresponding  provisions of the Internal Revenue Code of 1986, as amended  (Subchapter D of Title A, Chapter 1 of the Code  {encompassing  Sections 400 to 420 of the Code}).  Provided,  however,  no such  modification  may,  without the consent of the holder  thereof,  adversely alter or impair his or her rights with respect to such
Award Shares.

         13.      WITHHOLDING TAXES.

                  As a condition of the grant of any Award,  the Company  shall have the right to require the Recipient to remit to the
Company an amount  sufficient  to satisfy any federal,  state  and/or  local  withholding  tax  requirements  incident to such grant or exercise.  Provided,  however,  whenever the Company is delivering any shares of Common Stock the Company may, in its sole  discretion, but without  obligation to do so, issue or transfer  such shares of Common Stock net of the number of shares  sufficient to satisfy any withholding tax  requirements  incident to such issuance or transfer.  For  withholding tax purposes,  the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

                                                               * * * * *